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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JULY 8, 1998


                            AUREAL SEMICONDUCTOR INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                           0-20684                    94-3117385
(State or other jurisdiction of     (Commission File Number)          (IRS Employer
         incorporation)                                            Identification No.)


                              4245 TECHNOLOGY DRIVE
                                FREMONT, CA 94538

                                 (510) 252-4245
                            (Address and phone number
                  of Registrant's principal executive offices)















This report consists of 3 pages. The exhibit index is located on page 3.



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         ITEM 5.  OTHER EVENTS

                  On June 26, 1998, Aureal Semiconductor Inc. (the "Company") completed a private placement transaction for the sale of $1.0 million of the Company's three-year 8% Series C Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The sale of the Preferred Stock was not registered under the Securities Act of 1933, as amended (the "1933 Act") nor will the Common Stock issuable upon conversion of the Preferred Stock be registered under the 1933 Act, in reliance upon the exemptions provided by Sections 4(2) of the 1933 Act and Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The purchasers of the Preferred Stock were all accredited investors, as defined in Rule 501 of Regulation D.

         This sale of $1.0 million of the Preferred Stock follows the sale on June 5, 1998 of $5.0 million of the Preferred Stock as originally disclosed on Form 8-K dated June 12, 1998. The June 26, 1998 transaction is anticipated to be the final sale ("Last Closing") of the Preferred Stock.

         The Preferred Stock is convertible at the lesser of the fixed conversion price ("Fixed Conversion Price") of $2.50 face value of the Preferred Stock per share of the Company's Common Stock, or at varying discounts from the then-current market price of the Common Stock if the Common Stock is trading at prices below $2.50 per share over certain periods of time ("Variable Conversion Price"). Conversion of the Preferred Stock can commence four months after the Last Closing of the Preferred Stock. The holders of the Preferred Stock may convert, at the Variable Conversion Price, at the rate of 15% of the originally issued Preferred Stock per month. All of the Preferred Stock may be converted into Common Stock at the Variable Conversion Price as of June 1999. No such limitations apply to conversions of the Preferred Stock at the Fixed Conversion Price.

         Accretion at the 8% rate on the outstanding Preferred Stock is terminated if at any time the Common Stock trades at a price in excess of 150% of the Fixed Conversion Price for twenty consecutive trading days. At such time as accretion is terminated, if ever, all restrictions related to the conversion of the Preferred Stock are eliminated. If not converted earlier, all outstanding Preferred Stock will convert into Common Stock three years from issue date.

         The net proceeds from the sale of the Preferred Stock were used to pay down the outstanding balance under the Company's line of credit.




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     ITEM 7.  EXHIBITS

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
     Exhibit No.                      Description
     -----------                      -----------
     4.7 (1)         Aureal Semiconductor Inc. Regulation D Subscription Agreement for Series C
                     Preferred Stock

     4.8 (1)         Certificate of Designation of Series C Preferred Stock of Aureal Semiconductor
                     Inc.

     4.9 (1)         Registration Rights Agreement (Common Stock underlying Series C Preferred
                     Stock)
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     (1) Incorporated by reference to the exhibits filed with Form 8-K dated
June 12, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 8, 1998

                                    AUREAL SEMICONDUCTOR INC.


                                    /s/  David J. Domeier
                                    ----------------------------
                                    David J. Domeier
                                    Vice President, Finance and
                                    Chief Financial Officer